SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Soliciting Material under §240.14a-12 Pursuant to §240.14a-12
HAGGAR CORP.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements concerning Haggar Corp. (the "Company") which appeared in a newspaper article by Maria Halkias published in The Dallas Morning News on page 3D on Tuesday, December 17, 2002, as well as a digest to that article which appeared on page 1D. The consent of Maria Halkias and The Dallas Morning News has not been obtained to the use of this newspaper article and digest as proxy soliciting material. Following is the text of the digest, which appeared on page 1D:

  Haggar warns of investor conflict

          Haggar is opposing a shareholder's attempts to be elected to its board because it believes the investor has a "conflict of interest." 3D

          Following is the text of the newspaper article by Maria Halkias which appeared on page 3D:

  Haggar Battles Shareholder

  Kahn says duties of board, investor fund would not conflict

  By MARIA HALKIAS
  Staff Writer

          Haggar Corp. said Monday that it is opposing a shareholder's attempts to be elected to its board of directors because the Dallas-based apparel maker believes the investor has an "irreconcilable conflict of interest."

          Chairman and chief executive Joe Hagar III said Monday that the company is "gravely concerned" that Thomas G. Kahn's board membership would create a conflict of interest with his role as a fund manager.

          Mr. Kahn is president of Kahn Brothers & Co., a New York investment firm that owns 12.4 percent of Haggar stock.

          He has nominated himself and Dallas investor Mark E. Schwarz as a competing slate of nominees to company-sponsored directors Rae Evans and Donald Godwin.

          "As a financial manager, Mr. Kahn has a fiduciary duty to act in the best interests of his clients who are Haggar shareholders. As a director, Mr. Kahn would be privy to inside information and would have a duty to act in the best interests of the company and all of its shareholders," Mr. Haggar said.

          Mr. Kahn, who has been asking to be appointed to the company's board of directors since earlier this summer, called the concern "hot air."

          "What's in the best interest of my clients is also in the best interest of the company and all its shareholders," Mr. Kahn said Monday.

          Last month, Mr. Kahn said he would wage a proxy fight, and he intends to go forward with those plans.

          Mr. Haggar said that Mr. Kahn "needs to decide who he wishes to serve as a fiduciary—his clients who have retained him" or all Haggar shareholders.

          "We believe trying to serve both presents a clear conflict of interest for Mr. Kahn and raises serious corporate governance concerns," Mr. Haggar said.

          The Securities and Exchange Commission has no guidelines that address fund managers holding board seats, an SEC spokesperson said Monday.

          Separately Monday, Haggar said it is moving up the retail price range with a new licensing agreement for Kenneth Cole men's pants.

          Three Kenneth Cole lines will be produced by Haggar, including Kenneth Cole New York pants, which will retail from $125 to $175, said Alan Burks, Haggar's executive vice president and chief marketing officer.

          Haggar, with its own brands and other licensed names such as DKNY, sells pants in moderately priced and traditional department stores.

          But Kenneth Cole-branded merchandise moves it into a new retail category of upper-end department stores such as Nordstrom and Saks Fifth Avenue.

Forward Looking Information

        The foregoing article contains forward-looking statements such as statements regarding the future operations, earnings or management of the Company and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions. Forward-looking statements relating to expectations about future results or events are based upon information available to the Company as of today's date, and the Company does not assume any obligations to update any of these statements. The forward-looking statements are not guarantees of the future performance of the Company and actual performance may vary materially from the expectations discussed. Additional risks and uncertainties relating to the Company's business include, but are not limited to: (1) changes in general business conditions; (2) the impact of competition in the apparel industry; (3) adverse changes in the performance of the retail sector in general and the apparel industry in particular; (4) changes in consumer acceptance of new products and the success of advertising, marketing and promotional campaigns; (5) changes in laws and other regulatory actions; (6) changes in labor relations; (7) political and economic events and conditions domestically or in foreign jurisdictions in which the Company operates, including, but not limited to, acts of terrorism, war or insurrection; (8) unexpected judicial decisions; (9) changes in interest rates and capital market conditions; (10) inflation; (11) acquisitions or dissolution of business enterprises; (12) natural disasters; (13) unusual or infrequent items that cannot be foreseen or are not susceptible to estimation; and (14) other risks identified from time to time in the Company's Securities and Exchange Commission (the "SEC") reports.

Important Additional Information Will Be Filed With The SEC

        The Company plans to file with the SEC and mail to its stockholders a Proxy Statement in connection with the Company's 2003 annual meeting of stockholders. The Proxy Statement will contain important information about the Company and the matters to be voted on at the annual meeting. Investors and security holders are urged to read the Proxy Statement carefully when it becomes available. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Proxy Statement from the Company by contacting Mr. David Tehle, the Company's Executive Vice President and Chief Financial Officer, Secretary and Treasurer at 214-352-8481.

        The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the annual meeting and the matters to be voted on at such meeting. Information regarding the Company's directors and executive officers may be obtained by reading the Company's Annual Report on Form 10-K for the year ended September 30, 2001 and its definitive proxy statement dated January 7, 2002 in connection with the Company's annual meeting of stockholders held on February 6, 2002. Additional information regarding the participants in the solicitation may be obtained by reading the Proxy Statement in connection with the Company's 2003 annual meeting of stockholders when it becomes available.